EXHIBIT 99.1

Harbinger Group Inc. is Pleased to Announce the Appointment of a New Chief Financial
Officer and Executive Vice President

NEW YORK – February 27, 2012 -- Harbinger Group Inc. ("HGI" or the "Company"; NYSE: HRG) is pleased to announce the appointment of Thomas A. Williams as Chief Financial Officer and Executive Vice President of the Company, effective March 5, 2012.  Mr. Williams brings over 25 years of finance and management experience to HGI, most recently serving as Chief Executive Officer and Chief Financial Officer at RDA Holding Co. (“RDA Holding”) and its subsidiary Reader’s Digest Association, Inc. (“Reader’s Digest”), where he also served on the board of directors of RDA Holding.

“We are very pleased to add Tom to the management team at HGI. His extensive capital markets expertise, coupled with his deep experience as chief financial officer will be extremely valuable as we continue to execute our business strategy and acquire additional operating businesses,” said Omar Asali, the Company’s President.  “In a little over a year, the Company has grown into an established holding company with over $20 billion in consolidated assets. At this pivotal juncture in our evolution, we think Tom brings the right expertise to propel HGI to the next level. He is a talented finance executive who will play a critical role as we work on growing HGI, and we are thrilled to have him join as another key member of our recently-strengthened management team.”

Commenting on his appointment, Mr. Williams said “I am excited for the opportunity to help HGI build on its successes to date. I am a strong believer in the Company’s vision, and am committed to helping the team create durable, long-term value for shareholders.”

Mr. Williams, age 52, served as President & Chief Executive Officer of RDA Holding and Reader’s Digest from April 2011 until September 2011.  He was also a member of RDA Holding’s board of directors and its executive committee from May 2011 until September 2011.  Previously, Mr. Williams had served as RDA Holding’s and Reader’s Digest’s Chief Financial Officer since February 2009.  Before joining RDA Holding and Reader’s Digest, Mr. Williams served as Executive Vice President & Chief Financial Officer for Affinion Group Holdings, Inc. from January 2007 until February 2009.  Previously, Mr. Williams spent more than 21 years with AT&T, Inc., where he held a progression of senior financial and officer positions including Chief Financial Officer of AT&T Networks.

About Harbinger Group Inc.

Harbinger Group Inc. ("HGI"; NYSE: HRG) is a diversified holding company. HGI’s principal operations are conducted through subsidiaries that offer life insurance and annuity products, and branded consumer products such as batteries, personal care products, small household appliances, pet supplies, and home and garden pest control products. HGI is principally focused on acquiring controlling and other equity stakes in businesses across a diversified range of industries and growing its existing businesses. In addition to HGI’s intention to acquire controlling equity interests, HGI may also from time to time make investments in debt instruments and acquire minority equity interests in companies. Harbinger Group Inc. is headquartered in New York and traded on the New York Stock Exchange under the symbol HRG. HGI makes certain reports available free of charge on its website at www.harbingergroupinc.com as soon as reasonably practicable after each such report is electronically filed with, or furnished to, the Securities and Exchange Commission.

Forward-Looking Statements:

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: The statements contained in this press release contain forward-looking statements based upon management's current expectations that are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in or implied by such forward-looking statements. These statements and other forward-looking statements made from time-to-time by HGI and its representatives are based upon certain assumptions and describe future plans, strategies and expectations of HGI, are generally identifiable by use of the words "believes," "expects," "intends," "anticipates," "plans," "seeks," "estimates," "projects," "may" or similar expressions. Factors that could cause actual results, events and developments to differ include, without limitation, capital market conditions, the risk that HGI may not be successful in identifying any suitable future acquisition opportunities, the risks that may affect the performance of the operating subsidiaries of HGI and those factors listed under the caption "Risk Factors" in HGI's Annual Report on Form 10-K for fiscal year ended September 30, 2011, and the Company's Quarterly Report on Form 10-Q for the quarterly period ended January 1, 2012, filed with the Securities and Exchange Commission. All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. HGI does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results.

CONTACT:

Harbinger Group Inc.
Tara Glenn, Investor Relations, 212-906-8560
investorrelations@harbingergroupinc.com

or

APCO Worldwide
Jeff Zelkowitz, 646-218-8744
jzelkowitz@apcoworldwide.com

SOURCE: Harbinger Group Inc.